                                                                     EXHIBIT 4.3


                          ARGONAUT TECHNOLOGIES, INC.

                        --------------------------------


                          REGISTRATION RIGHTS AGREEMENT

                            DATED AS OF MARCH 1, 2001
                        --------------------------------

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
SECTION 1 Definitions.......................................................1

SECTION 2 Registration Rights...............................................2
        2.1    Company Registration.........................................2
        2.2    Registration on Form S-3.....................................3
        2.3    Expenses of Registration.....................................4
        2.4    Registration Procedures......................................5
        2.5    Preparation; Reasonable Investigation........................7
        2.6    Indemnification..............................................7
        2.7    Information by Holder........................................9
        2.8    Rule 144 Reporting..........................................10
        2.9    Transfer of Registration Rights.............................10
        2.10   Termination.................................................10
        2.11   Representations and Warranties of the Company...............10

SECTION 3 Legends..........................................................11
        3.1    Legends.....................................................11

SECTION 4 Miscellaneous....................................................11
        4.1    Governing Law...............................................11
        4.2    Entire Agreement; Amendment.................................11
        4.3    Aggregation.................................................12
        4.4    Notices, etc................................................12
        4.5    Severability................................................12
        4.6    Counterparts................................................12

                           ARGONAUT TECHNOLOGIES, INC.

                          REGISTRATION RIGHTS AGREEMENT


        THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made as of the First day of March, 2001, by and among Argonaut Technologies, Inc., a Delaware corporation (the "COMPANY"), and the members of Camile Products, LLC, a Delaware limited liability company and the successor in interest to Camille Products, LLC, an Indiana limited liability company ("CAMILE") listed on the Schedule of Members attached hereto as Exhibit A (collectively the "MEMBERS" and individually a "MEMBER").

                                    RECITALS

        WHEREAS, the Company and Camile propose to enter into an Agreement and Plan of Reorganization (the "REORGANIZATION AGREEMENT") pursuant to which Camile will merge (the "Merger") with and into a subsidiary of the Company ("MERGER SUB") and Merger Sub will continue as the Surviving Corporation (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement);

        WHEREAS, pursuant to the Merger, all of the issued and outstanding membership interests in Camile ("MEMBERSHIP INTERESTS") shall be converted into the right to receive the Cash Amount, and shares of voting Common Stock of the Company ("COMPANY COMMON STOCK"); and

        WHEREAS, the Company and the Members desire to provide for the rights of the Members with respect to registration of Company Common Stock issued to the Members in connection with the Merger.

        Now, therefore, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   Definitions

        As used in this Agreement, the following terms shall have the following respective meanings:

        1.1 "Commission" shall mean the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act of 1933.

        1.2 "Common Stock" shall mean shares of the Company's Common Stock.

        1.3 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect at the time.

        1.4 "Holder" shall mean each of the Members (and their transferees as permitted by Section 2.10) holding Registrable Securities or securities convertible into Registrable Securities, plus those Holders set forth in that certain Amended and Restated Stockholder Rights Agreement dated as of May 22, 1999 (the "Stockholder Rights Agreement").

        1.5 "Other Holders" shall mean holders of Company securities, other than the Holders and the Holders identified in the Stockholder Rights Agreement, proposing to distribute their securities pursuant to a registration under
Section 2 of this Agreement or under the Stockholder Rights Agreement.

        1.6 "Registrable Securities" means the Company Common Stock and any shares of Common Stock issued or issuable in respect of such Company Common Stock upon any stock split, stock dividend, recapitalization, or similar event. Shares of the Company Common Stock or other securities shall only be treated as Registrable Securities if they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

        1.7 The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

        1.8 "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2.1 and 2.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel and independent public accountants for the Company (and fees and disbursements of one special counsel for Holders, if any), blue sky fees, transfer taxes, fees of transfer agents and registrars and expenses and the expense of any special audits incident to or required by any such registration, fees and expenses of the underwriter (excluding discounts and commissions but including liability insurance if the Company so desires or if the underwriter so requires) (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

        1.9 "Securities" shall mean Common Stock.

        1.10 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar United States federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        1.11 "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the securities registered by the Holders.


                                    SECTION 2

                               Registration Rights

        2.1 Company Registration.

               (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction, the Company will:

                      (i) promptly give to each Holder written notice thereof;
and

                      (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after receipt of such written notice from the Company.

               (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.1(a)(i). In such event the right of any Holder to registration pursuant to this Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Company and the Other Holders, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of shares of Registrable Securities to be included in such registration without requiring any limitation in the number of shares to be registered on behalf of the Company, provided that the number of shares of Registrable Securities held by Holders and the Other Holders to be included in such registration shall not be limited to less than twenty-five percent

(25%) of the total number of shares to be included in such registration. The Company shall so advise all Holders and Other Holders and the number of shares that may be included in the registration and underwriting by all Holders and Other Holders shall be allocated among them, as nearly as practicable, first, to the Company (or, if applicable, to the holders for whose account the Company is registering the securities), second, among the Holders in proportion to the respective amounts of Registrable Securities held by such Holders at the time of filing of the registration statement, and, third, among the Other Holders in proportion to the number of shares proposed to be included in such registration by such Other Holders; provided, however, that at all times, such allocation shall be subject to the twenty-five percent (25%) threshold set forth in the preceding sentence. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or Other Holder to the nearest one hundred (100) shares. If any Holder or Other Holder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

               (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.1 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

        2.2 Registration on Form S-3.

               (a) Request for Registration. For a period beginning June 30, 2001 and ending one year following the Closing of the Merger, provided that the Company is a registrant entitled to use Form S-3 (or any successor form to Form S-3) to register the Registrable Securities, the Holders may request that the Company file one registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities held by the Holders the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holders may reasonably request.

               (b) Underwriting. In the event that a registration pursuant to this Section 2.2 is for a registered public offering involving an underwriting, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2.2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

               The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, but subject to the reasonable approval of a majority in interest of the Holders. Notwithstanding any other provision of this

Section 2.2, if the managing underwriter advises the Holders in writing that the number of shares to be underwritten exceeds the number that can be sold in such offering so as to be likely to have a material adverse effect on the price or amount at which the Holders can sell their Shares, then the Company shall so advise all Other Holders, and the number of shares that may be included in the registration and underwriting shall be allocated first among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and at the time of filing the registration statement and second among the Other Holders in proportion to the number of shares proposed to be included in such registration by such Other Holders. No Registrable Securities or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any holder to the nearest one hundred (100) shares.

               If any Holder of Registrable Securities or Other Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Company. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration.

               (c) Limitations. Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.2: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and, provided further that the Company shall have the right to defer filing a registration statement under the Securities Act not more than once in any twelve month period; or (iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or the stockholders as a whole for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder, provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.

        2.3 Expenses of Registration.

               (a) Registration Expenses. The Company shall bear all Registration Expenses incurred in connection with all registrations pursuant to
Section 2.1 and one registration pursuant to Section 2.2.

               (b) Selling Expenses. Unless otherwise stated in Section 2.4(a), all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders pro rata on the basis of the number of shares so registered by such Holder.

        2.4 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will:

               (a) keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof;

               (b) as soon as practicable, but in the case of a request for registration pursuant to Section 2.2 no later than 90 days after such request, prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the earlier of (i) the expiration of one hundred twenty (120) days or (ii) the completion of distribution described in the Registration Statement; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 145, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and, provided further, that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

               (c) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

               (d) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

               (e) in the event of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

               (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in the light of the circumstances then existing;

               (g) provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

               (h) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (h), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service or process in any such jurisdiction, but the Company will be required to consent to service or process in actions arising out of or in connection with the sale of the Registrable Securities or any violation of state securities laws;

               (i) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by any other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

               (j) use its best efforts to obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters with respect to offerings of such type as the Holders may reasonably request;

               (k) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder; and

               (l) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied.

        The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

        2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give each Holder of Registrable Securities, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment, thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

        2.6 Indemnification.

               (a) By Company. To the full extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act and each Member and its officers, directors and partners and each person controlling such Member within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities, joint or several, (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act or any state or federal securities law, or any rule or regulation promulgated under such Acts or law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, each Member, each of its officers, directors and partners and each person controlling such Member, in advance of the final disposition of such matter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to any such Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person, underwriter or Member and stated to be specifically for use therein. If the Holders and Members are represented by counsel other than counsel for the Company, the Company will not be obligated under this Section 2.6(a) to reimburse legal fees and expenses of more than one separate counsel for all Holders and Members.

               (b) By Holders. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the amount of net proceeds received by such Holder in respect of the Registrable Securities sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

               (c) Procedures. Each party entitled to indemnification under this
Section 2.6 (the "INDEMNIFIED PARTY") shall give written notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (d) Contribution. If the indemnification provided for in this
Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party or is insufficient with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect (i) the relative benefits received on the one hand by the Company and on the other Hand by the Holders and Other Holders of the Registrable Securities covered by the registration statement; and (ii) the relative fault of the Company on the one hand and of the Holders and Other Holders of the Registrable Securities on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations.

        The relative benefits received shall be deemed to be in the same proportion which the total proceeds from the offering of the securities (net underwriting discounts and commissions but before adding deducting expenses) received by the Company bears to the total proceeds from the offering of securities (net underwriting discounts and commissions but before deducting expenses) received by the Holder and Other Holders of Registrable Securities with respect to such offering, and in each case, such net proceeds received from such offering shall be determined as set forth on the table of the cover page of the prospectus. Notwithstanding the provisions of this section, no Holder shall be required to contribute any amount in excess of the proceeds (net of underwriting discounts and commissions but before deducting expenses) received by such Holder in the registration.

        The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of any loss, liability, claim, damage or expense referred to above shall be deemed to include, subject to the limitations set forth in Section 2.6(c), any legal or other fees, or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.6 is determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. No person guilty of "fraudulent misrepresentation" within the meaning of Section 11 of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               (e) Controlling Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions of this Section 2.6, the provisions in the underwriting agreement shall control.

        2.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by them as the Company may request in writing and only as shall be necessary to enable the Company to comply with the provisions hereof in connection with any registration, qualification or compliance referred to in this Agreement.

        2.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements);

               (c) Furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any it is subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

        2.9 Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 2.1 and 2.2 may be assigned in connection with any transfer or assignment by a Holder of Registrable Securities provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) such transfer is effected in compliance with the restrictions on transfer contained in this Agreement and in any other agreement between the Company and the Holder, and (iii) such assignee or transferee is a constituent partner of a Member or purchases (a) at least 125,000 shares of Common Stock or (b) all shares of Common Stock held by a Member. No transfer or assignment will divest a Holder or any subsequent owner of such rights and powers unless all Registrable Shares are transferred or assigned.

        2.10 Termination. The registration rights granted pursuant to this
Section 2 shall terminate as to any Holder at the later of (i) five years after the Company's initial public offering or (ii) at such time as such Holder may sell under Rule 144, or a successor rule, in a three month period all Registrable Securities then held by such Holder.

        2.11 Representations and Warranties of the Company. The Company represents and warrants to each of the Members as follows:

                      (i) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Restated Certificate or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                      (ii) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.


                                    SECTION 3

                                     Legends

        3.1 Legends. Each Member understands that the share certificates evidencing any Registrable Securities shall be endorsed with the following legends (in addition to any legends required under applicable state securities laws):

               (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

               (b) "THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OR HIS PREDECESSOR IN INTEREST. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

               (c) Any legend required to be placed thereon by the California Commissioner of Corporations or any other applicable state securities laws.


                                    SECTION 4

                                  Miscellaneous

        4.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as applied to contracts made and to be fully performed entirely within that state between residents of that state.

        4.2 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement or any term hereof may be amended, waived, discharged or terminated by a written instrument signed by the Company and (i) the Holders, or transferees of such Holders, holding more than fifty percent (50%) of the Registrable Securities, provided, however, that no such amendment may treat any Holder in a manner different from the other Holders.

        4.3 Aggregation. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided, that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 2.

        4.4 Notices, etc. All notices and other communications required or permitted hereunder shall be deemed given if in writing and mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Holder, at such Holder's address as set forth on Exhibit A to this Agreement, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to any other holder of any Registrable Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Registrable Securities who has so furnished an address to the Company, or (c) if to the Company, at the address of its principal offices and addressed to the attention of the Corporate Secretary and with a copy to Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, Attention: Richard
L. Picheny, Esq. or at such other address as the Company shall have furnished to the Members.

        4.5 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

        4.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        The foregoing Registration Rights Agreement is hereby executed as of the date first above written.

THE COMPANY:

ARGONAUT TECHNOLOGIES, INC.


By:    /s/ Lissa Goldenstein
   ------------------------------------
Title:   Senior Vice President
      ---------------------------------


MEMBERS:

  /s/ Todd Bierbaum                       /s/ Bill Bressler
-----------------------------------     ---------------------------------------
Todd Bierbaum                           Bill Bressler

  /s/ Sue Bryant                          /s/ Kathy Conner
-----------------------------------     ---------------------------------------
Sue Bryant                              Kathy Conner

  /s/ Susan DiPetro                       /s/ Paul Dreier
-----------------------------------     ---------------------------------------
Susan DiPietro                          Paul Dreier

  /s/ Bill Foust                          /s/ Eileen Hignite
-----------------------------------     ---------------------------------------
Bill Foust                              Eileen Hignite

  /s/ Jaime Kircher                       /s/ Keith Martin
-----------------------------------     ---------------------------------------
Jaime Kircher                           Keith Martin

  /s/ Brendan Meehan                      /s/ Dan Meier
-----------------------------------     ---------------------------------------
Brendan Meehan                          Dan Meier

  /s/ John Peele                          /s/ Don Poulsen
-----------------------------------     ---------------------------------------
John Peele                              Don Poulsen

  /s/ Chris Sasso                         /s/ A.F. Scheele
-----------------------------------     ---------------------------------------
Chris Sasso                             A.F. Scheele


  /s/ Mike Stires                         /s/ David Vissing
-----------------------------------     ---------------------------------------
Mike Stires                             David Vissing

  /s/ Alan Weinhold                       /s/ Angelo Wieland
-----------------------------------     ---------------------------------------
Alan Wienhold                           Angelo Wieland

  /s/ Craig Wierenga                      /s/ Don Zahm
-----------------------------------     ---------------------------------------
Craig Wierenga                          Don Zahm

  /s/ Ron Zahm                            /s/ Lucy Zheng
-----------------------------------     ---------------------------------------
Ron Zahm                                Lucy Zheng

  /s/ Spencer Vawter                      /s/ Dennis Dye
-----------------------------------     ---------------------------------------
Spencer Vawter                          Dennis Dye


NORTH COAST TECHNOLOGY INVESTORS, LP    THE DOW CHEMICAL COMPANY

By:    /s/ Hugo Braun                   By:    /s/ J. Pedro Reinhard
-----------------------------------     ---------------------------------------

Printed:   Hugo Braun                   Printed:    J. Pedro Reinhard
-----------------------------------     ---------------------------------------

Its:    Manager of General Partner      Its:    Executive Vice President & CFO
-----------------------------------     ---------------------------------------


SAPHFIRE, INC.                          ROSE HULMAN VENTURES, part of
                                        ROSE-HULMAN INSTITUTE OF
                                        TECHNOLOGY

By:    /s/ Tim Bruemmer                 By:    /s/ James R. Eifert
-----------------------------------     ---------------------------------------

Printed:   Tim Bruemmer                 Printed:    James R. Eifert
-----------------------------------     ---------------------------------------

Its:    President                       Its:    President, RHV
-----------------------------------     ---------------------------------------

                                    EXHIBIT A

                               SCHEDULE OF MEMBERS



Todd Bierbaum                          Bill Bressler

Sue Bryant                             Kathy Conner

Susan DiPetro                          Paul Dreier

Bill Foust                             Eileen Hignite

Jaime Kircher                          Keith Martin

Brendan Meehan                         Dan Meier

John Peele                             Don Poulsen

Chris Sasso                            A.F. Scheele

Mike Stires                            David Vissing

Alan Wienhold                          Angelo Wieland

Craig Wierenga                         Don Zahm

Ron Zahm                               Lucy Zheng

Spencer Vawter                         Dennis Dye

North Coast Technology Investors, LP   The Dow Chemical Company

Saphfire, Inc.                         Rose Hulman Ventures, part of Rose-Hulman
                                       Institute of Technology